EXHIBIT 24.1
UNITED STATES NATURAL GAS FUND, LP
POWER OF ATTORNEY

The undersigned directors and officers of the General Partner of United States Natural Gas Fund, LP hereby constitute and appoint Nicholas D. Gerber and Howard Mah and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Pre-Effective Amendment No.2 to the Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

/s/ Nicholas D. Gerber Nicholas D. Gerber	Management Director Chief Executive Officer	February 7, 2007
/s/ Howard Mah Howard Mah	Management Director Chief Financial Officer and Secretary	January 31, 2007
/s/ Andrew Ngim Andrew Ngim	Management Director Treasurer	February 7, 2007
/s/ Robert Nguyen Robert Nguyen	Management Director	February 7, 2007
/s/ Peter M. Robinson Peter M. Robinson	Independent Director	January 31, 2007
/s/ Gordon L. Ellis Gordon L. Ellis	Independent Director	January 31, 2007
/s/ Malcolm R. Fobes III Malcolm R. Fobes III	Independent Director	January 31, 2007